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                                                                    Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Net2Phone, Inc. 401(k) Plan and to the incorporation by reference therein of our report dated October 8, 2004, with respect to the consolidated financial statements and schedule of Net2Phone, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2004, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
New York, New York
May 4, 2005